FILED

05 JAN 11 PM 4:15

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

H05000007958

(6)

AMENDED AND RESTATED ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
NATIONAL BUSINESS HOLDINGS, INC.
A Florida Corporation

The undersigned, being the sole director, hereby adopts the following Amended and Restated Articles of Incorporation pursuant to the provisions of section 607.1007 of the Florida Business Corporation Act, and does hereby certify as follows:

FIRST: That the Sole Director of the Corporation by written consent duly adopted this resolution on January 10, 2005 proposed and declared advisable that the Corporation's Amended and Restated Articles of Incorporation dated May 4, 2004 be amended and restated in its entirety, as follows:

ARTICLE I. NAME AND ADDRESS

The name of the Corporation shall be Union Dental Holdings, Inc. (the "Corporation"). The principal place of business of this Corporation shall be 1700 University Drive, Suite 200, Coral Springs, Florida 33071.

ARTICLE II. NATURE OF BUSINESS

This corporation may engage or transact in any and all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 300,000,000 shares of common stock having a par value of $.001 per share; and 25,000,000 shares of preferred stock having no par value, with the specific terms, conditions, limitations, and preferences to be determined by the Board of Directors without shareholder approval.

ARTICLE IV. ADDRESS

The street address of the registered office of the corporation shall be 2424 N. Federal Highway, Suite 411, Boca Raton, FL 33431, and the name of the registered agent of the corporation at that address is Kenneth S. Pollock.

ARTICLE V. TERM OF EXISTENCE

This corporation is to exist perpetually.

P96000097556

H05000007958

ARTICLE VI. SPECIAL AUTHORITY OF BOARD OF DIRECTORS AND WAIVER OF DISSENTERS RIGHTS

The Board of Directors shall be and are hereby authorized to enter into on behalf of the corporation and to bind the corporation without shareholder approval, to any and all acts approving (a) a name change; (b) the terms and conditions of a merger and/or a share exchange; and (c) divisions, combinations and/or splits of shares of any class or series of stock of the corporation, whether issued or unissued, with or without any change in the number of authorized shares; and shareholders affected thereby, shall not be entitled to dissenters rights with respect thereto under any applicable statutory dissenters rights provisions.

ARTICLE VII. EFFECTIVE DATE

The corporation commenced its existence on November 25, 1996.

ARTICLE VIII. CONFLICT OF INTEREST

Any related party contract or transaction must be authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein or the transaction must be fair and reasonable to the Corporation.

ARTICLE IX. INDEMNIFICATION

The Corporation shall indemnify its Officers, Directors, Employees and Agents in accordance with the following:.

(a) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was otherwise serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct to be unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

(b) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the

Corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to whether such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director, employee or agent is proper under the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for that purpose.

(e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

(f) The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.

(g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Amended Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

ARTICLE X. LAW APPLICABLE TO CONTROL-SHARE VOTING RIGHTS.

The provisions set forth in FL Stat. 607.0902 do not apply to control-share acquisitions of shares of the Corporation.

SECOND: The date of adoption of these Amended and Restated Articles of Incorporation was January 10, 2005.

THIRD: These Amended and Restated Articles of Incorporation were authorized by the Corporations' sole director pursuant to Article VI of the Amended and Restated Articles of Incorporation dated May 4, 2004.

IN WITNESS WHEREOF, the undersigned, as the Corporation's sole director, hereby executes these Amended and Restated Articles of Incorporation this 10th day of January 2005.

By: George D. Green

Dr. George D. Green, Sole Director

CERTIFICATE OF DESIGNATION
REGISTERED AGENT/REGISTERED OFFICE

PURSUANT TO THE PROVISIONS OF SECTION 607.0501, FLORIDA STATUTES, THE UNDERSIGNED CORPORATION, ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA, SUBMITS THE FOLLOWING STATEMENT IN DESIGNATING THE REGISTERED OFFICE/REGISTERED AGENT, IN THE STATE OF FLORIDA.

CORPORATION

The name of the corporation is **Union Dental Holdings, Inc.**

REGISTERED AGENT/OFFICE

The name and address of the registered agent and office is:
Kenneth S. Pollock
2424 N. Federal Highway
Suite 411
Boca Raton, Florida 33431

Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of the registered agent position.

Kenneth S. Pollock

Kenneth S. Pollock
Registered Agent

Date: January 10, 2005.

FILED
05 FEB -8 PM 3:45
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

H05000032286

ARTICLES OF AMENDMENT
TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
UNION DENTAL HOLDINGS, INC.
A Florida Corporation

The undersigned, being the sole director, hereby adopts the following Articles of Amendment to the Amended and Restated Articles of Incorporation ("Articles") of Union Dental Holdings, Inc., a Florida corporation (the "Corporation"), pursuant to the provisions of the Florida Business Corporation Act, and does hereby certify as follows:

FIRST: Article III of the Corporation's Amended and Restated Articles of Incorporation dated January 11, 2005 was amended by the Corporation's sole director on February 7, 2005. The Corporation is filing these Articles pursuant to F.S. 607.0602.

1. The name of the Corporation is Union Dental Holdings, Inc.

2. Article III of the Corporation's Amended and Restated Articles of Incorporation dated January 11, 2005 was amended as follows:

ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 300,000,000 shares of common stock having a par value of $.001 per share; and 25,000,000 shares of preferred stock having $0.0001 par value, with the specific terms, conditions, limitations, and preferences to be determined by the Board of Directors without shareholder approval.

Of these shares of Preferred Stock, 1,000,000 shall be designated as Class "A" Preferred Stock ("Class A Preferred"). The number of shares of Class A Preferred shall be limited to 1,000,000. The shares of Class A Preferred shall be issued as full shares, having $0.0001 par value per share. There are no dividend rights, liquidation preferences or conversion rights applicable to the shares of Class A Preferred. The shares of Class A Preferred shall have voting rights. For voting purposes, such class shall be considered part of the Common Shares and shall vote with the common stock, rather than as a separate class of preferred stock. Each share of Class A Preferred shall have 15 votes per share. No holder of any shares of Class A Preferred, as such, shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of shares of any class or series, junior or senior thereto, or securities convertible into, exchangeable for, or exercisable for the purchase of, shares of any class or series, junior or senior, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

SECOND: The foregoing Articles was duly adopted by the Corporation's Board of Directors on February 7, 2005.

H05000032286

H05000032286

IN WITNESS WHEREOF, the undersigned, as the Corporation's sole director, hereby executes these Articles on the 7th day of February, 2005.

By: George D. Green

Dr. George D. Green, Sole Director

H05000032286

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on October 23, 2020, to Articles of Incorporation for UNION DENTAL HOLDINGS, INC. which changed its name to XCELERATE, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P96000097556.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Twenty-sixth day of October, 2020

Laurel M. Lee
Secretary of State

CR2E022 (01-11)

Articles of Amendment
to
Articles of Incorporation
of

UNION DENTAL HOLDINGS, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P96000097556

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Xcelerate, Inc. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

N/A

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

110 Renaissance Circle
Mauldin, SC 29662

2020 OCT 23 AM 10: 29
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
FILED

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent N/A

(Florida street address)

New Registered Office Address: ____________________, Florida ____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

- **Check if applicable**

☐ *The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.*